                              CLASSIC CABLE, INC.,
                                   as Issuer,

                     the SUBSIDIARY GUARANTORS named herein,
                                  as Guarantors

                                       and

                    CHASE BANK OF TEXAS, NATIONAL ASSOCIATION
                                   as Trustee



                          FIRST SUPPLEMENTAL INDENTURE

                            Dated as of July 28, 1999
                                       to

                                    INDENTURE

                            Dated as of July 29, 1998

                                     between

                         CLASSIC CABLE, INC., as Issuer

             the SUBSIDIARY GUARANTORS named therein, as Guarantors

                                       and

              CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, as Trustee



                                  $125,000,000
                    9 7/8% SENIOR SUBORDINATED NOTES DUE 2008

         This FIRST SUPPLEMENTAL INDENTURE, dated as of July 28, 1999 (the "First Supplemental Indenture"), is entered into by and among Classic Cable, Inc., a Delaware corporation (the "Issuer"), the existing subsidiary guarantors of the Issuer set forth on Schedule 1 attached hereto (the "Classic Subsidiaries"), Buford Group, Inc., a Delaware corporation ("Buford"), each subsidiary of Buford set forth on Schedule 2 attached hereto, (the "Buford Subsidiaries") and Chase Bank of Texas, National Association, a national banking association, as Trustee (the "Trustee").

         WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an Indenture dated as of July 29, 1998 (the "Indenture"), providing for the issuance of its 9 7/8% Senior Subordinated Notes due 2008 (the "Initial Securities") and, when and if issued as provided in the Registration Rights Agreement, its 9 7/8% Senior Subordinated Notes due 2008, Series B (the "Exchange Securities" and, together with the Initial Securities, the "Securities"); and

         WHEREAS, the Issuer has entered into that certain securities purchase agreement, dated May 11, 1999, among the Issuer and Buford, whereby the Issuer will acquire all of the issued and outstanding stock of Buford (the "Acquisition"); and

         WHEREAS, the Acquisition will be completed on July 28, 1999, at which time Buford will become a wholly owned subsidiary of the Issuer; and

         WHEREAS, the Issuer desires, following the consummation of the Acquisition and pursuant to Section 4.19 of the Indenture, that Buford and each of the Buford Subsidiaries become Restricted Subsidiaries (as defined in the Indenture) under the Indenture; and

         WHEREAS, Buford and each of the Buford Subsidiaries agree, for sufficient consideration hereby acknowledged, to each become a Subsidiary Guarantor (as defined in the Indenture) by guaranteeing the obligations of the Issuer under the Indenture in accordance with the terms thereof; and

         WHEREAS, pursuant to Section 11.07 of the Indenture, the addition of Buford and the Buford Subsidiaries as Subsidiary Guarantors (as defined in the Indenture) is permitted under the Indenture; and

         WHEREAS, Buford and the Buford Subsidiaries have each been duly authorized by their respective Boards of Directors to enter into, execute and deliver this First Supplemental Indenture;

         NOW, THEREFORE, for and in consideration of the premises and covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Issuer, each Subsidiary Guarantor and the Trustee agree as follows:

SECTION 1. The Trustee hereby consents to the addition of Buford and the Buford Subsidiaries as Subsidiary Guarantors under the Indenture.

SECTION 2. Simultaneously with the closing of the Acquisition (the "Effective Time"), Buford and each of the Buford Subsidiaries shall become, and each Classic subsidiary that was a

Subsidiary Guarantor under the Indenture shall remain and continue to be, a Subsidiary Guarantor under and as defined in the Indenture. At the Effective Time, Buford and each of the Buford Subsidiaries shall assume all the obligations of a Subsidiary Guarantor under the Securities and the Indenture, and each of them hereby, jointly and severally, unconditionally guarantees the full and prompt payment of the principal of, premium, if any, and interest on the Securities under the Indenture in accordance with the terms of the Securities and the Indenture.

SECTION 3. Except as expressly supplemented by this First Supplemental Indenture, the Indenture and the Securities issued thereunder are in all respects ratified and confirmed and all of the rights, remedies, terms, conditions, covenants and agreements of the Indenture and Securities issued thereunder shall remain in full force and effect. Capitalized terms used herein but not defined herein shall have the meaning provided in the Indenture.

SECTION 4. This First Supplemental Indenture is executed and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the Indenture. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the jurisdiction that governs the Indenture and its construction.

SECTION 5. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original for all purposes; but such counterparts shall together be deemed to constitute but one and the same instrument.

SECTION 6. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this First Supplemental Indenture may refer to the Indenture without making specific reference to this First Supplemental Indenture, but nevertheless all such references shall include this First Supplemental Indenture unless the context otherwise requires.

SECTION 7. This First Supplemental Indenture shall be deemed to have become effective upon the date first above written.

SECTION 8. In the event of a conflict between the terms of this First Supplemental Indenture and the Indenture, this First Supplemental Indenture shall control.

SECTION 9. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer and the Subsidiary Guarantors.


                  REMAINDER OF PAGE IS INTENTIONALLY LEFT BLANK

         IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals, if any, to be hereunder affixed and attested, all as of the day and year first above written.

CHASE BANK OF TEXAS, NATIONAL ASSOCIATION as Trustee


By:
Name:  Cary W. Gilliam
Title:  Vice President


                                        CLASSIC CABLE, INC.


                                        By:
                                              Name:      Steven E. Seach
                                              Title:     President and
                                                         Chief Financial Officer

                                        CLASSIC CABLE HOLDING, INC.


                                        By:
                                              Name:
                                              Title:

                                        PONCA HOLDINGS, INC.


                                        By:
                                              Name:
                                              Title:

                                        CLASSIC TELEPHONE, INC.


                                        By:
                                              Name:
                                              Title:

                                        UNIVERSAL CABLE HOLDINGS, INC.


                                        By:
                                              Name:
                                              Title:

                                        UNIVERSAL CABLE COMMUNICATIONS,
                                        INC.


                                        By:
                                              Name:
                                              Title:

                                        UNIVERSAL CABLE OF BEAVER,
                                        OKLAHOMA, INC.


                                        By:
                                              Name:
                                              Title:

                                        UNIVERSAL CABLE MIDWEST, INC.


                                        By:
                                              Name:
                                              Title:

                                        WT ACQUISITION CORPORATION


                                        By:
                                              Name:
                                              Title:

                                        W.K. COMMUNICATIONS, INC.


                                        By:
                                              Name:
                                              Title:

                                        TELEVISION ENTERPRISES, INC.


                                        By:
                                              Name:
                                              Title:

                                        BLACK CREEK MANAGEMENT, LLC


                                        By:
                                              Name:
                                              Title:

                                        BLACK CREEK COMMUNICATIONS, L.P.


                                        By:
                                              Name:
                                              Title:

                                        BUFORD GROUP, INC.


                                        By:
                                              Name:
                                              Title:

                                        FRIENDSHIP CABLE OF TEXAS, INC.


                                        By:
                                              Name:
                                              Title:

                                        BUFORD TELEVISION, INC.


                                        By:
                                              Name:
                                              Title:

                                        CALLCOM 24, INC.


                                        By:
                                              Name:
                                              Title:

                                        CORRECTIONAL CABLE TV, INC.


                                        By:
                                              Name:
                                              Title:

                                        FRIENDSHIP CABLE OF ARKANSAS, INC.


                                        By:
                                              Name:
                                              Title:

                                        BUFORD TELEVISION INC. OF FORT SMITH


                                        By:
                                              Name:
                                              Title:

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                                  SCHEDULE 1 TO
                          FIRST SUPPLEMENTAL INDENTURE

                              CLASSIC SUBSIDIARIES

Classic Cable Holding, Inc., a Delaware corporation

Ponca Holdings, Inc., a Delaware corporation

Classic Telephone, Inc., a Delaware corporation

Universal Cable Holdings, Inc., a Delaware corporation

Universal Cable Communications, Inc., a Delaware corporation

Universal Cable of Beaver, Oklahoma, Inc., a Delaware corporation

Universal Cable Midwest, Inc., a Delaware corporation

WT Acquisition Corporation, a Delaware corporation

W.K. Communications, Inc., a Kansas corporation

Television Enterprises, Inc., a Texas corporation

Black Creek Management, LLC, a Delaware limited liability company

Black Creek Communications, L.P., a Delaware limited partnership






Schedule 1 to First Supplemental Indenture, Solo Page

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                                  SCHEDULE 2 TO
                          FIRST SUPPLEMENTAL INDENTURE

                              CLASSIC SUBSIDIARIES

Buford Group, Inc.


Friendship Cable of Texas, Inc., a Texas corporation

Buford Television, Inc., a Texas corporation

CallCom 24, Inc., a Texas corporation

Correctional Cable TV, Inc., a Texas corporation

Friendship Cable of Arkansas, Inc., a Texas corporation

Buford Television Inc. of Fort Smith, an Arkansas corporation






Schedue 2 to First Supplemental Indenture, Solo Page